Exhibit 99.1

Aceto Corporation
One Hollow Lane
Lake Success, New York 11042-1215

NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces Management Realignment

LAKE SUCCESS, NY – October 21, 2009 – Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of chemically derived pharmaceuticals, biopharmaceuticals, specialty chemicals and crop protection products, today announced that Chairman and CEO Leonard S. Schwartz will be leaving the Company on November 20, 2009 after 40 years of service.

The Company has separated the office of Chairman of the Board from that of Chief Executive Officer.

President Vincent Miata will assume the responsibilities of Chief Executive Officer effective immediately.  Mr. Miata has been with the Company for 30 years in a variety of executive positions most recently assuming the office of President.  The Board , on the recommendation of the Independent Directors, has included Vincent Miata’s name on the slate of nominees for Director for the Company’s December shareholders meeting.  Mr. Miata will be responsible for the worldwide operations of the Company.

Also effective immediately Albert Eilender, currently a Board member and the Lead Independent Director, has been named by the Board of Directors as the Non-Executive Chairman of the Aceto Board.  Mr. Eilender has been on the Aceto Board since 2000 and has served as the Lead Independent Director of the Company since 2005.  He has more than 30 years of diverse senior level experience in the specialty chemicals and pharmaceutical industries and has had direct financial responsibility for managing businesses up to $300 million in revenues.  He has significant experience in mergers, acquisitions and joint ventures, both domestically and internationally in the chemical industry.  He has also served on the boards of numerous industry trade associations during his career. As Non-Executive Chairman Mr. Eilender will focus on coordinating the Board of Directors’ activities, strategic issues, long range planning and investor relations.

The remainder of the Company’s management will remain intact.

The Company believes that this new structure will allow for world wide growth, and profitability enhancement as the economy begins to emerge from the current deep recession. The separation of the office of Chairman and that of CEO accomplishes two important objectives: it allows our CEO to place greater focus on core business growth and profitability enhancement, while the Chairman takes the lead on more long term, strategic issues.  Our Non-Executive Chairman will also focus on the longer term enhancement of our business portfolio and foster the cohesive development of corporate wide governance.  These changes will better reflect the worldwide scope of business interests we are now engaged in as well as our plans for future global expansion.  The Board will work closely with this team toward the achievement of the objectives that are set on behalf of all our employees and shareholders.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of chemically derived pharmaceuticals, biopharmaceuticals, specialty chemicals and crop protection products.  With a physical presence in ten countries, Aceto distributes over 1,000 chemicals and pharmaceuticals used principally as raw materials in the pharmaceutical, crop protection, surface coating/ink and general chemical consuming industries. Aceto’s global operations, including a staff of 26 in Shanghai and 14 in India are unique in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s new management structure and the effects it will have on the Company.  All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  These uncertainties include, but are not limited to, the risk factors discussed in the Business and Management’s Discussion and Analysis sections  in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings are available at www.sec.gov.

For information contact:

Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com